SMC Global Securities Limited

Index to Consolidated Financial Statements

Pages

Report of Independent Auditor

2

Consolidated Statements of Income for the years ended March 31, 2006,

2007 and 2008

3

Consolidated Balance Sheets as of March 31, 2007 and 2008

4

Consolidated Statements of Cash Flows for the years ended March 31, 2006,

2007 and 2008

6

Consolidated Statements of Changes in Shareholders’ Equity for the years ended March 31, 2006, 2007 and 2008

8

Notes to Consolidated Financial Statements

9

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors of

SMC Global Securities Limited:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of SMC Global Securities Limited and its subsidiaries at March 31, 2008 and 2007 and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2008 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Price Waterhouse

Gurgaon, India

July 2, 2008

SMC Global Securities Limited

Consolidated Statements of Income

For the year ended March 31, (Rs. in thousands, except per share data)	2006	2007	2008	2008 Convenience translation into US$ (unaudited)
Revenues:
Commission income	222,593	355,176	626,938	15,666
Proprietary trading, net	191,238	212,636	592,972	14,817
Distribution income, net	6,819	21,627	43,149	1,078
Interest and dividends	23,652	54,524	158,894	3,970
Other income	6,542	7,451	24,840	621
Total revenues	450,844	651,414	1,446,793	36,152
Expenses:
Exchange, clearing and brokerage fees	95,228	142,885	429,630	10,735
Employee compensation and benefits	25,360	67,640	214,075	5,349
Information and communication	21,564	37,455	34,691	867
Advertisement expenses	23,889	25,210	27,056	676
Depreciation and amortization	11,639	20,647	39,567	989
Interest expense	19,566	40,153	90,893	2,271
General and administrative expenses	39,237	54,374	120,820	3,019
Total expenses	236,483	388,364	956,732	23,907
Earnings before income taxes	214,361	263,050	490,061	12,245
Income taxes	71,999	87,070	195,579	4,887
Earnings after income taxes	142,362	175,980	294,482	7,358
Share in profits of equity investee	8,809	73,233	6,531	163
Earnings before extraordinary gain	151,171	249,213	301,013	7,521
Share in extraordinary gain of equity investees	-	3,956	62,597	1,564
Net income	151,171	253,169	363,610	9,085
Earnings per share:
Basic and diluted: Earnings before extraordinary gain	32.60	33.21	38.80	0.97
Basic and diluted: Extraordinary gain	-	0.53	8.07	0.20
Basic and diluted: Net income	32.60	33.74	46.87	1.17
Weighted average number of shares used to compute basic and diluted earnings per share	4,636,881	7,505,100	7,757,206	7,757,206

                                                            The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

 Consolidated Balance Sheets

As of March 31, (Rs. in thousands)	2007	2008	2008 Convenience translation into US$ (unaudited)
Assets
Cash and cash equivalents	18,847	53,103	1,327
Receivables from clearing organisations (net of allowance for doubtful debts of Rs Nil in 2007 and Rs Nil in 2008)	193,335	529,751	13,237
Receivables from customers (net of allowance for doubtful debts of Rs. 1,598 in 2007 and Rs. 14,034 in 2008)	176,575	1,028,358	25,696
Due from related parties	3,000	203,432	5,083
Securities owned:
Marketable, at market value	378,855	865,828	21,635
Not readily marketable, at estimated fair value	2,694	-	-
Commodities, at market value	-	18,637	466
Derivatives assets held for trading	-	1,905	48
Investments	108,377	17,374	434
Deposits with clearing organisations and others	924,485	1,927,960	48,175
Property and equipment (net of accumulated depreciation of Rs. 31,929 in 2007 and Rs. 59,991 in 2008)	72,746	97,005	2,424
Intangible assets (net of accumulated amortization of Rs. 10,054 in 2007 and Rs. 22,200 in 2008)	11,017	25,736	643
Deferred taxes, net	4,918	12,006	300
Other assets	57,351	129,008	3,224
Total Assets	1,952,200	4,910,103	122,692
Liabilities and Shareholder’s Equity
Payable to broker-dealers and clearing organizations	18,695	39,908	997
Payable to customers	552,972	1,047,706	26,180
Derivatives held for trading	7,965	363	9
Accounts payable, accrued expenses and other liabilities	60,124	124,975	3,123
Due to related parties	152,995	776,024	19,391
Overdrafts and long term debt	572,031	629,293	15,725
Total Liabilities	1,364,782	2,618,269	65,425
Commitments and contingencies (Note 28)

                                                            The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Consolidated Balance Sheets

As of March 31, (Rs. in thousands)	2007	2008	2008 Convenience translation into US$ (unaudited)
Shareholders' Equity
Common Stock	75,051	88,035	2,200

(15,000,000 common shares authorized; 7,505,100 and 8,803,500 equity shares issued and outstanding as of March 31, 2007 and 2008; par value Rs. 10)

(5,000,000 preference shares authorized; Nil and Nil issued and outstanding as of March 31, 2007 and 2008; par value Rs. 10)

Additional paid in capital	43,500	1,371,543	34,272
Retained earnings	468,867	832,477	20,801
Accumulated other comprehensive income / (loss)	-	(221)	(6)
Total Shareholders' Equity	587,418	2,291,834	57,267
Total Liabilities and Shareholders' Equity	1,952,200	4,910,103	122,692

                                                                 The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Consolidated Statements of Cash Flows

For the year ended March 31, (Rs. in thousands)	2006	2007	2008	2008 Convenience translation into US$ (unaudited)
Cash flows from operating activities
Net profit	151,171	253,169	363,610	9,085
Adjustments to reconcile net profit to net cash provided/ (used) in operating activities:
Depreciation and amortization	11,639	20,647	39,567	989
Deferred tax expense / (benefit)	975	(7,629)	(6,909)	(173)
Share of profits in equity investees and extraordinary gain	(8,809)	(77,189)	(6,531)	(163)
(Gain)/Loss on sale of property and equipment	(278)	(325)	23	1
Fair value (gain) / loss on trading securities	(5,536)	7,478	31,140	778
Extraordinary gain	-	-	(62,597)	(1,564)
Allowance for doubtful debts	-	1,598	10,979	274
Provision for gratuity	384	819	2,163	54
Changes in assets and liabilities:
Receivables from clearing organizations	4,393	(193,335)	(335,605)	(8,386)
Receivables from customers	(23,645)	(80,126)	(758,540)	(18,954)
Dues from related parties	(83,106)	80,224	(196,307)	(4,905)
Dues to related parties	(19,764)	152,993	622,386	15,552
Securities owned	(203,068)	(94,853)	(515,419)	(12,879)
Commodities	-	-	533,171	13,323
Derivatives held for trading, net	(644)	4,216	(9,507)	(238)
Deposits with clearing organizations and others	(154,883)	(364,113)	(788,978)	(19,715)
Other assets	724	(45,270)	(54,674)	(1,366)
Payable to broker-dealers and clearing organizations	53,561	(58,250)	17,340	433
Payable to customers	190,225	61,870	(114,061)	(2,850)
Book overdraft	(17,890)	16,824	111,111	2,776
Accrued expenses	18,379	25,614	51,692	1,292
Net cash from operating activities	(86,172)	(295,638)	(1,065,946)	(26,636)
Cash flows from investing activities
Purchase of property and equipment	(23,824)	(44,008)	(40,653)	(1,016)
Proceeds from sale of property and equipment	450	334	387	10
Purchase of investments	(1,959)	-	(4,890)	(122)
Acquisition of intangible assets	(5,590)	(8,471)	(21,852)	(546)
Acquisition of business, net of cash acquired	-	-	(82,334)	(2,057)
Net cash used in investing activities	(30,923)	(52,145)	(149,342)	(3,731)

                                                    The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Consolidated Statements of Cash Flows

For the year ended March 31, (Rs. in Thousands)	2006	2007	2008	2008 Convenience translation into US$ (unaudited)
Cash flows from financing activities
Net movement in overdrafts and long term debt	42,987	359,058	(91,046)	(2,275)
Proceeds from issue of share capital, net of incremental costs	72,500	-	1,341,027	33,509
Net cash provided by financing activities	115,487	359,058	1,249,981	31,234
Effect of exchange rate changes on cash and cash equivalents	-	-	(437)	(11)
Net (decrease) / increase in cash and cash equivalents during the year	(1,608)	11,275	34,256	856

Add: Balance as of beginning of the year	9,180	7,572	18,847	471
Balance as of end of the year	7,572	18,847	53,103	1,327

                                                            Supplemental cash flow information:

Year ended March 31,	2006	2007	2008	2008 US $
Income taxes paid	73,510	79,472	352,509	8,808
Interest paid	19,566	40,153	82,955	2,073

                                                           The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Consolidated Statements of Changes in Shareholders’ Equity

(Rs. in thousands)	Common Stock		Additional Paid in Capital	Retained earnings	Accumulated other comprehensive income / (loss)	Total
	Shares	Par value
Balance as of April 1, 2005	4,605,100	46,051	-	64,527	-	110,578
Issuance of common shares	2,900,000	29,000	43,500	-	-	72,500
Net income for the year	-	-	-	151,171	-	151,171
Balance as of March 31, 2006	7,505,100	75,051	43,500	215,698	-	334,249
Net income for the year	-	-	-	253,169	-	253,169
Balance as of March 31, 2007	7,505,100	75,051	43,500	468,867	-	587,418
Issuance of common shares	1,298,400	12,984	1,328,043	-	-	1,341,027
Net income for the year	-	-	-	363,610	(221)	363,389
Balance as of March 31, 2008	8,803,500	88,035	1,371,543	832,477	(221)	2,291,834
Balance as of March 31, 2008 Convenience translation into US$ (unaudited)	8,803,500	2,200	34,272	20,801	(6)	57,267

                                                   The accompanying notes are an integral part of these financial statements

SMC Global Securities Limited

Notes to Consolidated Financial Statements

(Rs. in thousands, except per share data)

1.

Description of Business

SMC Global Securities Limited (the “Company” or “SMC Global”) is a limited liability company incorporated and domiciled in India. The Company is a trading member of the National Stock Exchange of India Limited (“NSE”) in the capital market and trading and clearing member in the futures and options market. The Company held 40.0% of outstanding common shares of SMC Comtrade Limited (“SMC Comtrade”) as of March 31, 2007. On April 26, 2007 SMC Comtrade became the wholly owned subsidiary of the Company, with the acquisition of remaining 60.0% of outstanding common shares of SMC Comtrade Limited. SMC Comtrade is a trading and clearing member of National Commodity Exchange of India (“NCDEX”) and Multi Commodity Exchange of India (“MCX”) in the commodity market. SMC Comex International, DMCC (“SMC Comex”) a wholly owned subsidiary of SMC Comtrade holds trading and clearing membership for Dubai Gold Commodity Exchange (“DGCX”). SMC Insurance Broker Private Limited, a wholly owned subsidiary of SMC Comtrade is a Insurance Regulatory Development Authority (“IRDA”) registered insurance broker for life and non-life insurance.

The Company’s shares are listed on the Delhi Stock Exchange, Ludhiana Stock Exchange, Ahmedabad Stock Exchange and Calcutta Stock Exchange in India.

The Group engages in proprietary transactions and offers a wide range of services to meet client’s needs including brokerage services, clearing member services, distribution of financial products such as mutual funds and initial public offerings.

2.

Summary of Significant Accounting Policies

Basis of preparation

The consolidated financial statements include the accounts of SMC Global Securities Limited, its wholly-owned subsidiary (‘Group’) and their equity affiliates. The statement of income includes the results of SMC Comtrade from the date of acquisition. All significant intercompany transactions have been eliminated. The Group accounts for investments in entities that are not variable interest entities where the Group owns a voting or economic interest of 20% to 50% and/or for which it has significant influence over operating and financing decisions using the equity method of accounting. The Group’s equity in the profits/(losses) of affiliates is included in the statements of income unless the carrying amount of an investment is reduced to zero and the Group is under no guaranteed obligation or otherwise committed to provide further financial support.

The Group consolidates investments in which it holds, directly or indirectly, more than 50% of the voting rights or where it exercises control.

Use of Estimates

In preparing these financial statements, management makes use of estimates concerning certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and certain revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ from those estimates and could have a material impact on the financial statements, and it is possible that such changes could occur in the near term. Significant estimates and assumptions are used when accounting for certain items, such as but not limited to, valuation of securities, allowances for uncollectible accounts receivable, future obligations under employee benefit plans, useful lives of property and equipment, valuation allowances for deferred taxes and contingencies.

Foreign Currency and Convenience Translation

The accompanying financial statements are reported in Indian rupee (“INR” or “Rs.”). The Indian rupee is the functional currency for the Group and its affiliates, other than SMC Comex. The functional currency of SMC Comex is its local currency. Assets and liabilities of SMC Comex are translated at year-end rates of exchange, and income statement accounts are translated at weighted average rates of exchange for the year. Gains or losses resulting from foreign currency transactions are included in net income.

For the convenience of the reader, the financial statements as of and for the year ended March 31, 2008 have been translated into U.S. dollars (US$) at US$1.00 = Rs. 40.02 based on the noon buying rate on March 31, 2008 by the Federal Reserve Bank of New York. Such translation should not be construed as representation that the rupee amounts have been or could be converted into U.S. dollars at that or any other rate, or at all. The convenience translation is unaudited.

Revenue Recognition

a) Proprietary Trading

Revenues from proprietary trading consist primarily of net trading income earned by the Group when trading as principal. Net trading income from proprietary trading represents trading gains net of trading losses. Proprietary revenue includes both realized and unrealized gains and losses. The profit and loss arising from all transactions entered into for the account and risk of the Group are recorded on a trade date basis.

Derivative financial instruments are used for trading purposes and carried at fair value. Market value for exchange-traded derivatives, principally futures and options is based on quoted market prices. The gains or losses on derivatives used for trading purposes are included in revenues from proprietary trading. Purchases and sales of derivative financial instruments are recorded on trade date. The transactions are recorded on a net basis when the legal right of offset exists.

b) Commission Income

Commission income is recognized on trade date basis as securities transactions occur. The Group reports commission income on transactions as revenue on gross basis and reports commissions paid to sub brokers as commission expense.

c) Distribution Income

The Group earns distribution income on distribution of initial public offerings, mutual funds and other securities on behalf of the lead managers of those offerings, mutual funds and other securities. The Group’s primary obligation is distribution and collection of the subscription forms through its sub-broker network for which it is compensated by the lead managers. It recognizes distribution income net of distribution revenues attributable to sub-brokers when significant obligations have been fulfilled and the right to recognize revenue has been established.

Securities Transactions

Securities owned consist of securities and derivative instruments used for trading purposes and for managing risk exposure in trading inventory. Proprietary security transactions are recorded on a trade date basis at fair value. Changes in fair value of securities (i.e., unrealized gains and losses) are recognized as proprietary trading revenues in the current period.

Marketable securities are valued at market value, based on quoted market prices and securities not readily marketable are valued at fair value as determined by management.

Investments

Equity securities held for purposes other than trading which do not have a readily determinable fair value, are accounted at cost or equity method of accounting subject to an impairment charge for any other than temporary decline in value.  The impairment is charged to income.  In order to determine whether a decline in value is other than temporary, the Group evaluates, among other factors, the duration and extent to which the value has been less than the carrying value, the financial condition of and business outlook for the investee, including key operational and cash flow indicators, current market conditions and future trends in the industry and the intent and ability of the Group to retain the investment for a period of time sufficient to allow for any anticipated recovery in value.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with maturities of 90 days or less at the date of acquisition.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided over estimated useful life using the straight-line method. The estimated useful lives of assets are as follows:

Buildings	50 years
Equipment, vehicles and furniture	5 years
Computer hardware	3 years
Satellite equipment (“VSAT”)	10 years

Purchased Intangible Assets

Purchased intangible assets are amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost, less accumulated amortization. Amortization is computed over the estimated useful lives of three years using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Indefinite lived intangible assets are tested annually for impairment. Determination of recoverability of long-lived assets and certain identifiable intangible assets is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Receivables and Payables

Customer Receivables and Payables

Customer securities transactions are recorded on a settlement date basis. Receivables from and payables to customers include amounts due on cash transactions, including derivative contracts transacted on behalf of the Group’s customers. Securities owned by customers, including those that collateralize margin or other similar transactions, are not reflected on the financial statements.

Brokers-Dealers and Clearing Organisations Receivables and Payables

Amounts due from and due to other broker-dealers and clearing organizations include net receivables or payables arising from unsettled regular-way transactions, failed settlement transactions and commissions.

Allowance for Doubtful Accounts

Management estimates an allowance for doubtful accounts to reserve for potential losses from unsecured and partially secured customer accounts deemed uncollectible. The facts and circumstances surrounding each receivable from customers and the number of shares, price and volatility of the underlying collateral are considered by management in determining the allowance. Management continually evaluates its receivables from customers for collectibility and possible write-off. The Group manages the credit risk associated with its receivables from customers through credit limits and continuous monitoring of collateral.

Membership in Exchanges

Exchange memberships owned by the Group are originally carried at cost. Adjustments to carrying value are made if the Group determines that an “other-than-temporary” decline in value has occurred. In determining whether the value of the exchange memberships the Group owns are impaired (that is, fair market value is below cost) and whether such impairment is temporary or other-than-temporary, the Group consider many factors, including, but not limited to, information regarding recent sale and lease prices of exchange memberships, historical trends of sales prices of memberships, the current condition of the particular exchange’s market structure, legal and regulatory developments affecting the particular exchange’s market structure, trends in new listings on the particular exchange, general global and national economic factors and the Group’s knowledge and judgment of the securities market as a whole.

Advertising Costs

The Group expenses all advertising costs as incurred.

Employee Benefits

i) Provident Fund

In accordance with Indian law, employees are entitled to receive benefits under the Provident Fund, which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan at a predetermined rate (presently 12.0%) of the employees’ basic salary. These contributions are made to the fund administered and managed by the Government of India. The Group’s monthly contributions are charged to income in the period they are incurred. The Group has no further obligations under the plan beyond its monthly contributions.

ii) Gratuity Plan

The Group has a defined benefit retirement plan (the “Gratuity Plan”) covering all its employees in India. The Gratuity Plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee's salary and years of employment with the Group.

The Group provides for the Gratuity Plan on the basis of actuarial valuation. All actuarial gains or losses are expensed off in the year in which they arise.

The funded status of the Group’s retirement related benefit plan is recognized in the balance sheet. The funded status is measured as the difference between the fair value of plan assets and the projected benefit obligation at March 31, the measurement date.

Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period of enactment. Based on management’s judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized. Due to the intent and the ability of the Group to receive dividends and/or to liquidate investments in a tax-free manner, the Group has not recorded a deferred tax liability on the undistributed earnings of equity accounted associates.

Earnings Per Share

In accordance with the provisions of SFAS 128, "Earnings Per Share", basic earnings per share is computed on the basis of the weighted average number of shares outstanding during the period. The Company does not have any dilutive securities and hence the basic and diluted earnings per share are same.

Recent Accounting Pronouncements

In July 2006, the FASB issued Interpretation 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement 109 (“FIN 48”). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 became effective beginning April 1, 2007 for us. The adoption of FIN 48 did not result in a cumulative effect adjustment to retained earnings as of April 1, 2007.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The Group is in the process of evaluating the impact SFAS 157 will have on the financial statements.

In February 2007, the FASB issued FASB Statement 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 allows the company to choose to measure certain financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, which is fiscal year commencing April 1, 2008 for us. The Group in the process of evaluating the impact SFAS 159 will have on the Group’s financial statements.

In April 2007, the FASB issued FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 (“FSP FIN 39-1”). FSP FIN 39-1 modifies FIN No. 39, Offsetting of Amounts Related to Certain Contracts, and permits companies to offset cash collateral receivables or payables with net derivative positions. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007 which is fiscal year commencing April 1, 2008 for us with early adoption permitted. The Group in the process of evaluating the impact  FSP FIN 39-1 will have on the Group’s financial statements.

In June 2007, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). The intent of SOP 07-1 is to clarify which entities are within the scope of the AICPA Audit and Accounting Guide, Investment Companies (the “Guide”). Financial Accounting Standards Board (“FASB”) has agreed to propose an indefinite delay of the effective dates of SOP 07-1. The Group in the process of evaluating the impact SOP 07-1 will have on the Group’s financial statements.

In December 2007, FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51 (SFAS 160). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This Statement requires the recognition of a non-controlling interest as equity in the consolidated financial statements and separate from the parent’s equity. Purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. The Group will be required to adopt this new Statement prospectively to all non-controlling interest, including any that arose before the effective date, for fiscal years, beginning after December 15, 2008 which is fiscal year commencing April 1, 2009 for us. Early adoption is prohibited. The Group in the process of evaluating the impact SFAS 160 will have on the Group’s financial statements.

In December 2007, FASB issued SFAS No. 141 (Revised 2007), Business Combinations (SFAS 141R). This Statement replaces SFAS No. 141, Business Combinations. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed including contingencies and non-controlling interest in the acquiree, at the acquisition date, measured at their fair value, with limited exceptions specified in the statement. In a business combination achieved in stages, this Statement requires the acquirer to recognize the identifiable assets and liabilities as well as the non-controlling interest in the acquiree at full amounts of their fair values. This Statement requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. The Group will be required to apply this new Statement prospectively to business combinations consummated in fiscal years beginning after December 15, 2008 which is fiscal year commencing April 1, 2009 for us. Early adoption is prohibited.

In March 2008, FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 requires enhanced disclosures on derivative and hedging activities by requiring objectives to be disclosed for using derivative instruments in terms of underlying risk and accounting designation. This Statement requires disclosures on the need of using derivative instruments, accounting of derivative instruments and related hedged items, if any, under SFAS 133 and effect of such instruments and related hedge items, if any, on the financial position, financial performance and cash flows. The Group will be required to adopt this new Statement prospectively, for fiscal years beginning after November 15, 2008 which is fiscal year commencing April 1, 2009 for us. The Group in the process of evaluating the impact SFAS 161 will have on the Group’s financial statements.

       3.

 Business Combination

The Company held 40.0% of outstanding common shares of SMC Comtrade Limited (“SMC Comtrade”) as of March 31, 2007. On April 26, 2007 SMC Comtrade became the wholly owned subsidiary of the Company, with the acquisition of remaining 60.0% of outstanding common shares of SMC Comtrade Limited. The purchase price was Rs. 90,000, comprising of cash only. The acquisition was made to consolidate the group structure and realize benefits of synergies in operations of both entities.

The Group allocates the purchase price of its acquisitions to the tangible assets, liabilities and intangible assets acquired, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. Any negative goodwill being the excess of fair value of the acquired net assets over cost is initially adjusted in accordance with SFAS 141 “Business Combinations” against the values assigned to specified assets and the unadjusted balance is recognized as an extraordinary gain. The fair value assigned to assets acquired is based on valuations using management’s estimates and assumptions. The allocation of purchase price is as follows:

Rs. in thousands
Assets
Cash & cash equivalents	7,666
Receivables and deposits	130,277
Commodities and mutual funds	331,085
Investments	6,251
Other assets	10,305
Liabilities
Payable to exchanges, customers	304,071
Debts	22,318
Accounts payable	6,598
Net assets acquired	152,597
Less: Purchase price allocation	90,000
Extraordinary gain	62,597

Unaudited pro forma financial information

The unaudited financial information in the table below summarizes the combined results of operations of SMC Global and SMC Comrade, on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of each of the periods presented. The pro forma financial information for all periods presented also includes adjustments to depreciation on acquired property and equipment, amortization charges from acquired intangible assets.

Year ended, March 31	2007	2008	2008
			US $
Total revenue	979,019	1,472,158	36,786
Earnings before extraordinary gain	442,186	315,060	7,872
Net income	446,142	377,657	9,436
Earnings per share before extraordinary gain	58.92	40.61	1.01
Earnings per share	59.45	48.68	1.21

During the year, the Company also completed the acquisition of business of Somayajulu and Company Limited. The acquisition was made to increase the presence of the Group in Southern India. The purchase price of Rs. 10,000 for this acquisition was allocated to property and equipment, customer relationship and goodwill.

4.

Deposits with Clearing Organizations and Others

SMC Global is a member of the clearing organisation at which it maintains cash on deposits required for the conduct of its day-to-day clearance activities. The Group also maintains deposits with its bankers as margin for credit facilities availed.

5.

Receivables from Exchange and Clearing Organizations

As of March 31,	2007	2008	2008
			US $
Receivable from clearing organizations and exchange	193,335	529,751	13,237
Total	193,335	529,751	13,237

6.

Securities Owned

Securities consist of trading securities at market values, as follows:

As of March 31,	2007	2008	2008
			US $
Equity shares	378,855	865,828	21,635
Total	378,855	865,828	21,635

Securities consist of trading securities at estimated fair value, as follows:

As of March 31,	2007	2008	2008
			US $
Equity shares	2,694	-	-
Total	2,694	-	-

7.

Derivatives assets held for trading

These consist of exchange traded futures and options at market values, as follows:

As of March 31,	2007	2008	2008
			US $
Exchange traded derivatives held for trading	-	1,905	48
Total	-	1,905	48

8.

Other Assets

Other assets consist of:

As of March 31,	2007	2008	2008 US $
Advance for application of shares	26,400	3,169	79
Purchase consideration paid in advance	10,000	-	-
Advance for purchase of property	-	13,600	340
Prepaid expenses	7,475	18,988	475
Security deposits paid	5,753	22,249	556
Advance tax, net	3,024	48,196	1,204
Others	4,699	22,806	570
Total	57,351	129,008	3,224

Prepaid expenses primarily include the un-expired portion of annual rentals paid for use of leased telecommunication lines, insurance premiums and bank guarantee charges.

Security deposits primarily include deposits for telecommunications, VSAT and assets taken on operating lease.

Advance tax primarily includes taxes paid to Indian taxation authorities for income tax and service tax, net off amount of provision for income tax.

Others primarily includes advances paid for property being taken on lease, connectivity, advertisement and legal expenses.

9.

Property and Equipment

Property and equipment consist of:

As of March 31,	2007	2008	2008 US $
Building	9,962	10,320	258
Equipment	10,996	14,387	360
Furniture and Fixture	11,480	18,787	469
Computer Hardware	40,274	67,287	1,681
Vehicle	7,246	11,768	294
Satellite Equipment	24,717	34,447	861
Total property and equipment	104,675	156,996	3,923
Less: Accumulated depreciation	31,929	59,991	1,499
Total property and equipment, net	72,746	97,005	2,424

Depreciation expense amounted to Rs. 8,741, Rs. 16,262 and Rs. 29,135 for the years ended March 31, 2006, 2007 and 2008 respectively.

Property and equipment includes following assets under capital lease:

As of March 31,	2007	2008	2008 US $
Vehicle	2,686	4,214	105
Total leased property and equipment	2,686	4,214	105
Less: Accumulated depreciation	785	679	17
Total leased property and equipment, net	1,901	3,535	88

The gross carrying amounts of fully depreciated assets included in the overall balance of property and equipment above, which are still in active use were Rs. 13,425 and Rs. 18,618 as of March 31, 2007 and 2008.

10.

Intangible Assets

Intangible assets consist of:

As of March 31,	2007	2008	2008 US $
Intangible assets subject to amortization
Software	20,571	36,857	921
Customer relationship	-	7,500	187
Intangible assets not subject to amortization
Goodwill	-	1,500	38
Membership in exchange	500	2,079	52
Total intangible assets	21,071	47,936	1,198
Less: Accumulated amortization	10,054	22,200	555
Total intangible assets, net	11,017	25,736	643

Amortization expense amounted to Rs. 2,898, Rs. 4,385 and Rs. 10,432 for the years ended March 31, 2006, 2007 and 2008 respectively.

The expected future annual amortization expense of intangible asset is as follows:

For the year ended March 31,
2009	10,978
2010	8,618
2011	2,561

11.

Investments

Investments consist of:

As of March 31,	2007	2008	2008 US $
Investments accounted for by equity method	106,418	4,997	125
Investments carried at cost	1,959	12,377	309
Total	108,377	17,374	434

As part of its corporate strategy and in the normal course of its business, the Group makes investments in the equity of companies which are engaged in businesses similar to Group’s core business.

Investments at cost: SMC Global holds 970,000 shares, representing 8.3% interest in SAM Global Securities Limited (“SAM Global”). The carrying value of the investment at original acquisition cost is Rs. 1,959. The Group accounts for its investment in SAM Global under cost method of accounting. The equity shares of SAM Global are listed but not actively traded at stock exchanges therefore the market rate is not available. SMC Comtrade holds shares in SMC Share Broker Limited. These investments are accounted for at cost. The market value of the said investment is not readily determinable. Based on a review of the financial statements of SAM and SMC Share Broker Limited, the Group has determined that there is no impairment in the carrying value of the investment.

SMC Comtrade holds 14,000 shares, representing 39.8% interest in Pullin Investment Private Limited ("Pullin"). The Group accounts for its share of equity in earnings/ (losses) of Pullin under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 2,504.

SMC Comtrade holds 18,200 shares, representing 39.8% interest in Abhichaya Investment Private Limited ("Abhichaya"). The Group accounts for its share of equity in earnings/ (losses) of Abhichaya under equity method of accounting. The carrying amount of equity investments without readily determinable market value is Rs. 2,493.

The Group’s equity share in the extraordinary gain of SMC Comtrade for the year 2007 was Rs. 3,956. On April 26, 2007 SMC Comtrade became the wholly owned subsidiary of the company, with the acquisition of remaining 60.0% of outstanding common shares. Refer Note 3 “Business Combination” for the detail of extraordinary gain for the year 2008 amounting to Rs.  62,597.

12.

Overdrafts and Long Term Debt

Bank Overdrafts

The Group’s debt financing is generally obtained through the use of overdraft facilities from banks. The interest rates on such borrowings reflect market rates of interest at the time of the transactions. The balance of these facilities was Rs. 492,062 and Rs. 388,594 as of March 31, 2007 and 2008, respectively, at average effective interest rates of 9.8% and 10.1%, respectively.  Fixed deposits have been placed by the Group with bankers to secure these debts. These deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

Book Overdraft

Book overdrafts were Rs. 78,688 and Rs. 238,254 at March 31, 2007 and 2008, respectively.

Long Term Debt

Long-term debt outstanding comprises of loans taken against vehicles. The long-term debt was Rs. 1,281 and Rs. 2,445 at March 31, 2007 and 2008, respectively, at average effective interest rates of 8.3% and 8.3%, respectively. Long-term debt is secured by pledge of vehicles. Aggregate maturities of long-term debt subsequent to March 31, 2008 are Rs. 1,258 in fiscal 2009, Rs. 881 in fiscal 2010 and Rs. 306 in fiscal 2011.

Refer Note 21 for assets pledged as collateral.

13.

Net Capital Requirements

The Group is subject to regulations of SEBI and stock exchanges, which specifies minimum net capital requirements. The net capital for this purpose is computed on the basis of the information contained in Company’s statutory books and records kept under accounting principles generally accepted in local jurisdiction. The Company submits periodic reports to the regulators.

SMC Global is subject to regulations of SEBI and NSE in India. The Company is required to maintain net capital of Rs. 30,000. As of March 31, 2007 and 2008, the net capital as calculated in the periodic reports was Rs. 111,742 and Rs. 1,360,282, which was in excess of its net capital requirement.

SMC Comtrade is subject to regulations of MCX and NCDEX in India, which specifies minimum net capital requirements of Rs. 5,000 each. As of March 31, 2008, the net capital as calculated in the periodic reports was Rs. 336,774, which was in excess of its net capital requirement.

SMC Comex is subject to regulations of DGCX in Dubai. The Company is required to maintain net capital of USD 350 thousand which is equivalent to Rs. 14,007. As of March 31, 2008, the net capital as calculated in the periodic reports was Rs. 15,896 which was in excess of its net capital requirement.

14.

Exchange, Clearing and Brokerage fees

As per regulations in India, specified securities transactions are liable for securities transaction tax (“STT”). The securities transactions tax in respect of proprietary trading amounted to Rs. 62,598, Rs. 89,893 and Rs. 284,232 for the years ended March 31, 2006, 2007 and 2008 respectively. Under the Indian Income Tax Act 1961, the Company can set-off amount paid for STT towards its liability for taxes on income arising from taxable securities transactions. STT that cannot be set off against taxes on income is charged to expense. STT charged to expense amounted to Rs. 8,323 Rs. 19,716 and Rs. 122,700 for the years ended March 31, 2006, 2007 and 2008 respectively. With effect from April 1, 2008 the income tax provision related to STT has been amended. The STT will be treated as an expense and will be deducted from income to determine taxable income.

15.

Payable to Broker Dealers and Clearing Organizations

As of March 31,	2007	2008	2008 US $
Payable to clearing organizations	-	7,408	185
Commission payable	18,695	32,500	812
Total	18,695	39,908	997

16.

Accounts Payable, Accrued Expenses and Other Liabilities

As of March 31,	2007	2008	2008 US $
Security deposits	18,405	27,568	689
Accrued expenses	17,849	38,400	960
Other liabilities	1,341	12,779	319
Provision for gratuity	1,467	4,014	100
Salary payable	7,427	24,739	618
Others	13,635	17,475	437
Total	60,124	124,975	3,123

Security deposits primarily include deposits taken from sub-brokers for satellite equipment and deposits from employees.

17.

Distribution Income

The net distribution income comprises of:

Year ended March 31,	2006	2007	2008	2008 US $
Gross distribution revenue	37,221	117,443	291,640	7,287
Less: Distribution revenues attributable to sub-brokers	30,402	95,816	248,491	6,209
Net distribution income	6,819	21,627	43,149	1,078

18.

Income Taxes

The provisions for income taxes consist of:

Year ended March 31,	2006	2007	2008	2008 US $
Domestic taxes
Current	71,024	94,699	202,488	5,060
Deferred	975	(7,629)	(6,909)	(173)
Aggregate taxes	71,999	87,070	195,579	4,887

A reconciliation of the income tax expense to the amount computed by applying the statutory income tax rate to income before income tax expense is summarized below:

Year ended March 31,	2006	2007	2008	2008 US $
Net income before taxes	214,361	263,050	490,061	12,245
Enacted tax rates in India	33.7%	33.7%	34.0%
Computed tax expense	72,154	88,543	166,571	4,163
Permanent differences
Securities transaction tax charged to expense	2,801	6,637	41,706	1,042
Exempt income	-	-	(7,339)	(183)
Provision for litigation reserve	3,366	-	-	-
Other permanent differences	346	(295)	778	19
Rebate allowed under Indian Income tax act	(6,529)	(7,815)	(6,435)	(161)
Others	(139)	-	298	7
Income taxes recognized in the statement of income	71,999	87,070	195,579	4,887

Significant components of activities that gave rise to deferred tax assets and liabilities included in the financial statements are as follows:

As of March 31,	2007	2008	2008 US $
Deferred tax assets:
Provision for gratuity	494	1,365	34
Allowance for doubtful debts	538	4,770	119
Revenue/expenses not recognized for tax purposes	7,191	11,528	288
Others (including deferred VSAT recovery)	2,979	6,354	159
Total deferred tax assets	11,202	24,017	600

Deferred tax liabilities:
Property and equipment	6,284	12,011	300
Total deferred tax liabilities	6,284	12,011	300
Net deferred tax (liabilities)/assets	4,918	12,006	300

The Group’s major tax jurisdiction is India. In India, the assessment is not yet completed for the financial year 2005-06 and onwards. The Group continues to recognize interest and penalties related to income tax matters as part of the income tax provision.

19.

Derivatives and Risk Management

The Group enters into exchange traded derivative contracts for trading purposes.  The Group generally enters into offsetting contracts to achieve economic hedges at prices that result in a profit spread for the Group. At March 31, 2007 and 2008, the Group had outstanding derivative contracts with notional amounts of Rs. 2,740,504 and Rs. 1,897,874, respectively, in futures and options contracts. The notional amount of a derivative contract does not change hands; it is simply used as a reference to calculate payments. Accordingly, the notional amount of the Group’s derivative contracts outstanding at March 31, 2007 and 2008 significantly exceeds the possible losses that could arise from such transactions. The fair values of outstanding derivative positions are as below:

As of March 31,	2007	2008	2008
			US $
Derivative assets	-	1,905	48
Total	-	1,905	48

As of March 31,	2007	2008	2008 US $
Derivative liabilities	7,965	363	9
Total	7,965	363	9

The Group receives collateral in connection with customer trades. Under the agreements with customers, the Group is permitted to use the securities for meeting margin/other obligation in stock exchange in whatever manner which may include pledging of shares in favor of bank and / or taking loan against the same. At March 31, 2007, the fair value of securities received as collateral under the agreements with customers was Rs. 1,092,918, and the fair value of the collateral that had been re-pledged was Rs. 129,120. At March 31, 2008, the fair value of securities received as collateral under the agreements with customers was Rs. 1,321,094 and the fair value of the collateral that had been re-pledged was Rs. 371,557.

(a)

Market Risk arising from Trading Activities

Market risk is the risk that price changes could affect the value of the securities positions that arise from normal trading activity. Market risk increases when markets move sharply and volatility increases.

The Group's exposure to market risk is determined by a number of factors; including size, composition and diversification of positions held, market volatility and changes in interest and foreign exchange rates. The overall level of market risk from financial instruments is often limited by other financial instruments recorded both on and off balance sheet. Management actively monitors its market risk by reviewing the effectiveness of hedging strategies and setting market risk limits. The Group manages market risk with central oversight, analysis and formation of risk policy, specific maximum risk levels to which the individual trader must adhere and continuous monitoring by the senior management.

(b) Credit Risk

Credit risk that could result from counterparties defaulting is limited for the Group’s operations that operate on regulated exchanges, since the settlement risk is essentially transferred to recognized clearing organizations. The Group’s business also includes clearing and executing trades for the accounts of customers. As such, the Group guarantees to the respective clearinghouse its customers' performance under these contracts. The Group provides clearing services of futures and options to other brokers.

The Group may require other brokers to deposit funds, thereby reducing risks associated with the clearing of futures and options. Additionally, to reduce its risk, the Group requires customers to meet, at a minimum, the margin requirements established by each of the exchanges at which the contract is traded. This margin is a deposit from the customer, which reduces the risk to the Group of failure on behalf of the customer to fulfill any obligation under the contract. To minimize its exposure to risk of loss due to market variation, the Group adjusts these margin requirements, as needed, due to daily fluctuations in the values of the underlying positions. If necessary, certain positions may be liquidated to satisfy resulting changes in margin requirements.

(c) Liquidity Risk

Liquidity risk relates to the Group’s capacity to finance security positions and liquidity requirements of exchanges and clearing organizations. The Group’s financial resources, relative to its capital employed, and the liquid nature of most of the instruments traded, limit this risk. In addition, the Group maintains credit facilities with commercial banks. At March 31, 2007and 2008, the Group, with certain limitations, had access to Rs. 71,677 and Rs. 467,327 in unutilized bank borrowings and Rs. 210,000 and Rs. 496,000 in unutilized bank guarantees.

(d) Compliance, Legal and Operational risks

The Group operates under significant regulatory and legal obligations imposed by local governments and securities regulators. The legal and regulatory obligations under which the Group operates relate, among other things, to their financial reporting, their trading activities, capital requirements and the supervision of their employees. Failure to fulfill legal or regulatory obligations can lead to fines, censure or disqualification of management and/or staff and other measures that could have negative consequences for the Group’s activities and financial performance. Certain violations could result in them losing their trading permissions. If that were to occur, the Group would lose its ability to carry out a portion of its existing activities, which could have a material effect on the Group’s financial statements.

See Note 28 for an overview of pending regulatory and litigation matters.

20.

Employee Benefits

Gratuity Plan

The following table sets forth the status of the Gratuity Plan of SMC Global, and the amounts recognized in SMC Global’s balance sheets and statements of income.

As of March 31,	2006	2007	2008	2008 US $
Accumulated benefit obligation	526	990	1,911	48
Change in projected benefit obligation
Projected benefit obligation as of beginning of the year	648	1,032	1,851	46
Service cost	247	494	995	25
Interest cost	46	79	200	5
Actuarial loss/(gain)	91	246	3,197	80
Benefits paid	-	-	-
Acquisition of subsidiary			146	4
Projected benefit obligation as of end of the year	1,032	1,851	6,389	160
Change in plan assets
Employer contribution	-	384	1,748	44
Fair value of plan assets as of end of the year	-	384	2,375	59
Funded status of plan	(1,032)	(1,467)	(4,014)	(101)
Accrued benefit cost	(1,032)	(1,467)	(4,014)	(101)

The components of net gratuity cost are reflected below:

Year ended March 31,	2006	2007	2008	2008 US $
Service cost	247	494	995	25
Interest cost	46	79	200	5
Amortization	91	246	3,197	80
Net gratuity costs	384	819	4,392	110

The assumptions used in accounting for the gratuity plans for the years ended March 31, 2006, 2007 and 2008 are set out below:

Weighted-average assumptions used to determine benefit obligations

Year ended March 31,	2006	2007	2008
Discount rate	8.0%	10.0%	8.0%
Long term rate of compensation increase	8.0% for first 5 years and 6.0% thereafter	8.0% for first 5 years and 6.0% thereafter	7.0%

Weighted-average assumptions used to determine net periodic benefit cost:

Year ended March 31,	2006	2007	2008
Discount rate	8.0%	10.0%	8.0%
Long term rate of compensation increase	8.0% for first 5 years and 6.0% thereafter	8.0% for first 5 years and 6.0% thereafter	7.0%
Expected rate of return on assets	-	7.5%	8.0%

SMC Global expects to contribute Rs. 2,000 to its Gratuity plan during the year ending March 31, 2009. The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

For the year ended March 31,
2009	45
2010	70
2011	112
2012	307
2013	251
2014-2018	4,437

The group makes contributions to the gratuity plan operated by a large private life insurance company in India. At March 31, 2008, allocation of plan assets between equity and debt is 60:40. The management of the Group evaluates the allocation percentage on a periodic basis and reallocates the percentage based on market conditions, risk factors etc. The discount rate is based on the Government securities yield.

Provident Fund

The Group’s contribution towards the provident fund amounted to Rs. 1,034, Rs. 2,068 and Rs. 3,102 for the years ended March 31, 2006, 2007 and 2008 respectively.

21.

Collateral and Significant Covenants

The Group has provided its assets as collateral for credit facilities availed from banks and for margin requirements with exchanges. Amounts that the Group has pledged as collateral, which are not reclassified and reported separately, consist of the following:

As of March 31,	2007	2008	2008 US $
Fixed deposits	877,500	1,835,695	45,870
Securities owned	217,500	371,557	9,284
Property and equipment	9,531	9,531	238
Total	1,104,531	2,216,783	55,392

The fixed deposits are classified in the balance sheet under “Deposits with clearing organizations and others”.

State Bank of Bikaner and Jaipur, one of the bankers to the Group, has created first pari-passu charge over the current assets of SMC, as a security for credit facilities provided to the Group.

Canara Bank, one of the bankers to the Group, has created first charge over book debts, outstandings, money receivables, claims, and equitable mortgage on specified office building for credit facilities provided to the Group. The bank also has charge on advances against checks/ drafts of bill of exchange whatever may be the tender thereof drawn, accepted or endorsed by the Group with or without documents such as railway receipts, lorry receipts, air ways bill, post parcel, bill of lading or any other document of title to the goods, invoices, etc.

Oriental Bank of Commerce, one of the bankers to the Group, has created equitable mortgage on specified property together with all buildings, super structures, property and equipment constructed or to be constructed, installed and or to be installed and all accretions there to, for credit facilities provided to the Group.

Centurion bank of Punjab, one of the bankers to the Group, has created equitable mortgage on specified property for credit facilities provided to the Group.

SMC Global has executed an undertaking in favour of Yes Bank, one of the bankers to the Group, agreeing to continue to maintain more than 26.0% holding in SMC Comtrade.

22.

Related Party Transactions

Significant related party transactions comprise of:

Year ended March 31,	2006	2007	2008	2008 US $
Services provided by SMC Group to:
Companies in which principal shareholders having not less than 10.0% shareholding	7	370	2,118	53

Services received by SMC Group from:
Companies in which principal shareholders having not less than 10.0% shareholding	-	-	1,789	45

The balances receivable from and payable to related parties are as follows:

As of March 31,	2007	2008	2008 US $
Amounts due from related parties:
Companies in which principal shareholders having not less than 10.0% shareholding	3,000	203,432	5,083
Amounts due to related parties:
Companies in which principal shareholders having not less than 10.0% shareholding	152,995	776,024	19,391

The services between related parties pertain to commission income/expense on execution of trades. Amount due to/from related parties include funds transferred between the Group and related parties for offsetting customer balances pending cash settlement by the customer and balances for trades executed in the normal course of business. There is no change in the method of establishing the terms.

23.

Segment

The Group follows the provisions of SFAS 131 “Disclosures about Segments of an Enterprise and Related Information”. SFAS 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders.

The group has recognized two segments in the current year: Capital and derivatives markets and commodities. The recognition of the segments is made as SMC Comtrade became wholly owned subsidiary on April 26, 2007 and SMC Comtrade financial statements are consolidated with the financial statements of the Company.

The accounting policies of the segments are the same as those described in note 2 – Summary of Significant Accounting Policies. Revenues and expenses are directly attributable to segments. Management evaluates performance based on stand-alone revenues and earnings after taxes for the companies in Group. The Group’s operations and customers are primarily based in India.

Year ended March 31,	2008
	Capital and derivates markets	Commodities	Total	US $
Revenue from external customer excluding interest income	1,106,536	202,954	1,309,490	32,721
Interest income	119,851	17,452	137,303	3,431
Revenues from transactions with other operating segments	-	-	-	-
Interest expense	75,810	15,083	90,893	2,271
Depreciation and amortization	34,406	5,161	39,567	989
Income taxes	165,527	30,052	195,579	4,887
Earnings after taxes	239,827	54,655	294,482	7,358
Total assets	4,249,896	660,207	4,910,103	122,692

Year ended March 31,	2007
	Capital and derivates markets	Commodities	Elimination	Total
Revenue from external customer excluding interest income	599,161	327,606	327,606	599,161
Interest income	52,253	-	-	52,253
Revenues from transactions with other operating segments	-	-	-	-
Interest expense	40,153	9,620	9,620	40,153
Depreciation and amortization	20,647	3,313	3,313	20,647
Income taxes	186,205	55,569	55,569	186,205
Earnings after taxes	175,980	178,332	178,332	175,980
Total assets	1,952,200	747,524	747,524	1,952,200

24.

Common Stock

The company has issued and allotted 1,298,400 common shares of par value Rs. 10 each at a premium of Rs. 1,037.8 to Millennium India Acquisition Company Inc., USA through private placement on preferential basis on January 21, 2008.

Incremental costs of Rs  19,475 net of tax, directly attributable to the issue of new shares are deducted from additional paid in capital.

25.

Fair Value of Financial Instruments

Assets and liabilities for which fair value approximates carrying value: The fair values of certain financial assets and liabilities carried at cost, including cash and cash equivalents, receivables and payables from and to clearing organizations, broker-dealers and customers and accounts payable, accrued expenses and other liabilities, approximate fair value due to their short-term nature.

Securities and trading liabilities: Fair values of trading assets and trading liabilities are the amounts recognized in the financial statements, which are based on market prices, where available. If quoted prices are not available, fair values are determined based on book value.

Borrowings: The carrying value of overdraft facilities approximates fair value due to the fact that interest rates are comparable with market rates.

26.

Concentration

The following table gives details in respect of percentage of commission income generated from top two, five and ten customers:

Year ended March 31, (in %)	2006	2007	2008
Revenue from top two customers	4.0%	17.8%	4.1%
Revenue from top five customers	9.3%	26.1%	9.4%
Revenue from top ten customers	14.7%	33.9%	14.1%

27.

Dividend

Final dividends proposed by the Board of Directors are payable when formally declared by the shareholders, who have the right to decrease but not increase the amount of the dividend recommended by the Board of Directors. The Board of Directors can declare interim dividends without the need for shareholders’ approval.

Dividends payable to equity shareholders are based on the net income available for distribution as reported in the Company’s unconsolidated financial statements prepared in accordance with accounting principles generally accepted in India (“Indian GAAP”). Dividends are declared and paid in Indian rupees. Net income in accordance with US GAAP may, in certain years, either not be fully available or will be additionally available for distribution to equity shareholders. Under Indian GAAP the retained earnings available for distribution to equity shareholders, subject to certain restrictions was Rs. 210,453, Rs 398,336 and Rs. 630,823 as of March 31, 2006, 2007 and 2008 respectively.

Under the Indian Companies Act, dividends may be paid out of the profits of a company in the year in which the dividend is declared or out of the undistributed profits of previous fiscal years. Before declaring a dividend greater than 10.0% of the par value of its equity shares, a company is required to transfer to its reserves a minimum percentage of its profits for that year, ranging from 2.5% to 10.0%, depending on the dividend percentage to be declared in such year.

28.

Commitments and Contingent Liabilities

a) Operating Leases

SMC Global has certain operating leases for office premises. Rental expenses for operating leases are accounted for on a straight-line method. Rental expense amounted to Rs. 1,226, Rs. 3,786 and Rs. 18,130 for the years ended March 31, 2006, 2007 and 2008 respectively. There are no non-cancelable lease arrangements.

b) Guarantees

As of March 31, 2007 and 2008, guarantees of Rs. 950,000 and Rs. 1,949,175 are provided by various banks to exchange clearing houses for the Company, in the ordinary course of business, as a security for due performance and fulfillment by the Company of its commitments and obligations.

As of March 31, 2007 and 2008, the Company has provided corporate guarantees of Rs. 246,500 and Rs. 236,500 to banks for guarantees issued by banks for SMC Comtrade to exchange clearing houses, in the ordinary course of business.

As of March 31, 2007 and 2008, the Company has provided corporate guarantees of Rs. 200,000 and Rs. 290,000 to banks for guarantees issued by banks for SAM Global Securities Limited to exchange clearing houses, in the ordinary course of business.

The initial term of these guarantees is generally for a period of 12 to 15 months. The bankers charge commission as consideration to issue the guarantees. The commission charged generally is in the range of 1.0% to 1.3% of the guarantee amount. The Group recognizes commission expense over the period of the guarantee. The unamortized commission expense is included in prepaid expenses and classified in the balance sheet under “other assets”. The potential requirement for the Group to make payments under these agreements is remote. Thus, no liability has been recognized for these transactions. The fair value of the guarantees is considered to be insignificant given the risk of loss on such guarantees at the date of its inception and, therefore, no amount was recognized towards fair value of guarantees given in the financial statements on the inception date.

c) Litigation

The Group is involved, from time to time, in investigations and proceedings by governmental and regulatory agencies, certain of which may result in adverse judgments, fines or penalties. Factors considered by management in estimating the Group’s reserves for these matters are the merits of the claims, the total cost of defending the litigation, the likelihood of a successful defense against the claims, and the potential for fines and penalties from regulatory agencies. The Group is carrying reserves of Rs. 10,000 for potential losses to the extent that such matters are probable and can be estimated, in accordance with SFAS 5, “Accounting for Contingencies.”  As litigation and the resolution of regulatory matters are inherently unpredictable, the Group cannot predict with certainty the ultimate loss or range of loss related to matters where there is only a reasonable possibility that a loss may be incurred. The Group believes, based on current knowledge and after consultation with legal counsel, that the resolution of loss contingencies will not have a material adverse effect on the financial statements of the Group.

Show Cause Notice (“SCN”) dated November 23, 2004, December 6, 2004 and November 17, 2006 from Securities and Exchange Board of India (“SEBI”)

There was a sharp fall in the Indian stock market on May 17, 2004. SEBI alleged that sale transactions of SMC Global on this day had significant impact on lowering the price of significant number of the selected scrips and Nifty Futures on a large number of occasions and the sell orders placed by it appear to have added to the momentum of such fall and aggravated the market crisis.

In addition to the aforesaid allegations, SEBI has alleged certain other irregularities, pursuant to inspections conducted on SMC Global.

SEBI had asked the Company to show cause as to why appropriate action under SEBI Act and Regulations should not be taken against the Company.

The Company has submitted its response, denying the allegations. The Company has submitted that it has carried out bonafide transactions and followed rules and regulations in respect of dealings on May 17, 2004. There was no motive behind the Company’s transactions to artificially depress the prices of securities. The other irregularities alleged are not sustainable and even in cases when these exist; the lapses were nominal and administrative in nature. SEBI has not responded to the Company in this regard and the matter is pending with SEBI.

The Company has filed an application for consent before the Securities and Exchange Board of India in September 2007. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount. SEBI has accepted the consent proposal in June 2008 subject to payment of Rs. 1,500 as settlement charges, which the Company has paid on June 27, 2008.

Order by SEBI dated October 5, 2005 in the matter of Digital Stock

SEBI has alleged irregularities in sub-broker operations and directed to review the Company to review systems and procedures and confirm to SEBI that all the operations are within the framework of SEBI regulations, rules and guidelines.

The Company has responded to SEBI that it has carried out comprehensive review of all systems and procedures and has ensured that the same are in compliance with all the SEBI Act, Rules and Regulations as well as directives and guidelines of SEBI. SEBI has not responded to the Company in this regard and the matter is pending with SEBI.

SCN under SEBI Rules dated October 25, 2005

Investigations were conducted by SEBI in the matter of the dealings in the scrip of DSQ Biotech Limited (“DSQ”). SEBI has alleged that synchronised trades and fictitious trades were executed by the entities of the DSQ group through accommodating brokers. SEBI alleged that SMC Global has actively aided and abetted the clients in the creation of the false market in the scrip by executing the transactions without the intention to transfer the beneficial interest in the security. An enquiry was ordered against the Company and enquiry officer recommended a penalty of censure against the Company. SEBI has issued a SCN on November 7, 2006 to the Company as to why the appropriate penalty including penalty as recommended by the Enquiry Officer should not be imposed.

The Company has denied the allegations in its response to SEBI. The Company has submitted that due skill, care and diligence were exercised in the conduct of the business. However SEBI did not accept the contention of the Company and levied penalty as recommended by the Enquiry Officer through order dated January 1, 2008.

Aggrieved by the order, the Company had filed an appeal with the Securities Appellate Tribunal, Mumbai which has set aside the order passed by the SEBI in the aforesaid matter vide their order dated May 2, 2008.

SCN under SEBI Rules dated September 28, 2006

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations. SEBI has alleged that SMC Global executed structured trades in the scrip of Jubilant Organosys Limited (“JOL”) in collusion with a group of brokers during the year 2003 and thereby violated Regulations.  SEBI has alleged that failure on the part of the Company to comply with the said provisions makes the Company liable to the penalty under SEBI Act. SEBI in its SCN has asked the Company to show cause as to why an inquiry should not be held against the Company.

The Company has filed a reply with SEBI in response to the SCN, denying having done any possible structured deals. The Company has submitted that the trades in JOL scrip were executed in the normal and usual course of business through the systems of exchange and no off market deals were done in the scrip. No response has been received from SEBI in this regard and the matter is pending with SEBI.

The Company has filed an application for consent before the Securities and Exchange Board of India on February 13, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

SEBI order on June 18, 2007 in the matter of dealings in futures and options contracts on the NSE

SEBI has alleged in the order that certain entities and brokers have indulged in non genuine trade transactions and have created false and misleading appearance of trading on the derivatives market during January to March 2007. SMC Global has been named as one of brokers in the order. The order is an ad interim, ex-parte order and the Company has a right to file its objections. The Company submitted its response in July 2007, denying the allegations. In October 2007, SEBI issued a SCN as to why an inquiry should not be held against the Company.

The Company has filed an application for consent before the Securities and Exchange Board of India on November 12, 2007. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

SCN under SEBI Rules dated October 15, 2007

               SEBI has alleged certain irregularities pursuant to inspection  report for the period April 2002 to

               March 2004. SEBI in its SCN has asked the company to show cause as to why an inquiry should not be held against the Company.

The Company has filed an application for consent before the Securities and Exchange Board of India on November 23, 2007. In April 2008, the Company paid Rs. 500 under the terms of consent to SEBI. SEBI issued the consent order in April 2008, disposing the adjudication proceedings without admitting or denying guilt by the Company and subject to the clauses of the undertakings and the waivers.

SCN under SEBI Rules dated March 31, 2008

SEBI appointed an adjudicating officer to inquire into and adjudge under SEBI Act and Regulations. SEBI has alleged that during the period February 1, 2005 to March 31, 2005, SMC Global executed non genuine transactions in collusion with certain clients and brokers in the future and options segment of NSE. SEBI has alleged that failure on the part of the Company to comply with the said provisions makes the Company liable to the penalty under SEBI Act. SEBI in its SCN has asked the Company to show cause as to why an inquiry should not be held against the Company.

The Company has filed an application for consent before the SEBI on May 1, 2008. The terms of consent proposes abatement of proceedings against the Company on payment of specified monetary amount.

Another SCN dated May 15, 2008 was received by the Company, containing similar allegations as stated above for the period March 1, 2004 to March 31, 2004. The Company has filed an application before the SEBI on June 1, 2008 for providing transaction logs and for grant of additional time for filing of reply. SEBI has not responded to the Company in this regard and the matter is pending with SEBI.

29.

Subsequent Events

a) The Board of Directors of the Company passed a resolution on April 18, 2008 for the amalgamation of SAM Global Securities Limited (“SAM”) with SMC Global Securities Limited (“SMC”). The Board of Directors of SAM also approved the resolution of amalgamation.

Under the scheme of amalgamation prepared under sections 391 and 394 and other applicable provisions of the Companies Act in India, the shareholders of SAM will receive one equity share of the face value of Rs. 10 each of SMC for every six fully paid up shares of SAM. The scheme will require approval of shareholders/creditors of companies, stock exchanges where the shares of SMC and SAM are listed, Securities and Exchange Board of India and other regulatory authorities. Under the Companies Act in India, the scheme will require the consent of High Court of Delhi in order to be effective.

b) The Company has issued and allotted 188,646 common stock of face value of Rs.10 each at a premium of Rs. 3,329.9 to Bennett, Coleman & Co. Limited through private placement on preferential basis on May 5, 2008. Simultaneously, the Company entered into an advertising agreement with Bennett, Coleman & Co. under which it paid the amount received for shares as advance to be utilized against advertisements.